AdCare Health Systems Reports Record Fourth Quarter and Full Year 2010 Results

Annual Revenues Up 99% to Record $53.2 Million, Drives Record EBITDAR of $5.2 Million with 50% Generated in the Fourth Quarter

SPRINGFIELD, Ohio, March 23, 2011 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), a leading skilled nursing and assisted living provider, reported unaudited financial results for the fourth quarter and fiscal year ended December 31, 2010.

Financial Highlights

•

Record annual revenues, up 99% to $53.2 million

•

Record annual EBITDAR, up 44% to $5.2 million, with 50% generated in final quarter

•

M&A program adds nearly $100 million in annualized revenue in 2010

•

Q4 2010 EBITDAR up 183% to $2.6 million versus Q4 2009

•

Estimated annualized revenue run-rate currently exceeds $175 million

Q4 & FY2010 Summary of Financial Results

Revenue in the fourth quarter of 2010 increased 303% to a record $27.4 million from $6.8 million in the same quarter a year ago. Revenue for the full year of 2010 increased 99% to a record $53.2 million from $26.7 million in 2009. The increases in revenue were primarily due to acquisitions by the company’s new Southeast Division completed during the quarter and year. (Full year audited results, along with a more detailed discussion and analysis of the company’s performance, will be available in AdCare’s Form 10-K to be filed with the Security and Exchange Commission.)

Loss from operations in the fourth quarter of 2010 was $508,000, as compared to income from operations of $344,000 in the same year-ago period. Loss from operations for the full year in 2010 was $1.7 million, as compared to income from operations of $1.8 million in 2009. The loss from operations for both the quarter and full year was primarily due to startup expenses associated with recent acquisitions, increased depreciation, acquisition costs, and non-cash stock-based compensation.

In the fourth quarter, non-cash compensation expense comprised of warrants and restricted stock totaled $193,000, as compared to $203,000 in the fourth quarter of 2009. For the full year 2010, non-cash compensation expense comprised of warrants and restricted stock totaled $840,000, as compared to $364,000 in 2009. Approximately $456,000 of non-cash stock based compensation in 2010 was related to the replacement of unvested warrants with restricted common stock.

For earnings attributable to the company and its shareholders, net loss in the fourth quarter of 2010 totaled $1.0 million or $(0.15) per share, versus approximately breakeven in the same year-ago period. The fourth quarter of 2010 net loss included acquisition costs of approximately $420,000. For fiscal 2010, net loss was $2.7 million or $(0.40) per share, versus a net income of $440,000 or $0.09 per diluted share in 2009.

EBITDAR in the fourth quarter of 2010 totaled $2.6 million, up 183% from an EBITDAR of $930,000 in the fourth quarter of 2009. EBITDAR for the full year in 2010 totaled $5.2 million, an increase of 44% from an EBITDAR of $3.6 million in 2009. The company defines EBITDAR as net income or loss before interest income, interest expense, income tax expense, depreciation, amortization (including amortization of stock-based compensation) and rent cost (see the important discussion about the presentation of EBITDAR, a non-GAAP term, below).

Cash at December 31, 2010 totaled $3.9 million, and deposits on pending acquisitions totaled $1.7 million. This compares to cash of $4.5 million at December 31, 2009, with the decrease of cash over the previous year primarily due to cash used in operations.

Q4 2010 Operational Highlights

•

In October, AdCare acquired two nursing homes in Alabama. The facilities have a total of 306 beds that were generating at the time of the acquisition about $18 million in annualized revenue. (see table “Summary of Closed 2010 and Pending 2011 Transactions,” below).

•

In November, the company finalized a long-term lease with renewal options for two additional nursing homes in Georgia. The facilities have an aggregate of 300 beds and was generating more than $21 million in annualized revenue.

•

In December, AdCare signed a definitive agreement to acquire three skilled nursing facilities in Georgia. The facilities have an aggregate of 335 beds that were generating an estimated $16.4 million in annualized revenues at the time of signing. AdCare expects to close the transaction by the end of March and to obtain control effective April 1, 2011.

•

AdCare also completed at the end of December the acquisition of Mountain Trace Nursing Center, a 106-bed nursing facility in North Carolina. Mountain Trace was generating an estimated $7.8 million in annualized revenues when AdCare assumed control effective January 1, 2011.

•

The company secured a $5 million revolving line of credit from Gemino Healthcare Finance, LLC, a specialty healthcare lender that provides senior debt financing to healthcare service providers. The line will be used to support AdCare’s working capital requirements.

•

AdCare issued and sold unsecured subordinated convertible notes in a private placement transaction that raised a total of $11.8 million. Proceeds from this financing were used for general corporate purposes and acquisitions.

•

By the end of the fourth quarter, the company owned or leased 15 skilled nursing facilities with 1688 beds and six assisted living facilities with 196 units. Facilities managed by the company for third parties totaled five skilled nursing homes with 403 beds, two assisted living facilities with 139 units, and an 83-unit independent living campus.

Management Commentary

“2010 was a milestone year for AdCare Health Systems, as we dramatically expanded our operations and geographic footprint, resulting in a doubling of our annual revenues and strong EBITDAR growth,” said Boyd P. Gentry, AdCare’s co-CEO. “It’s important to note that a majority of our 2010 EBITDAR growth occurred in the final quarter, significantly narrowing our sequential quarterly loss, and this growth was sustained in the first quarter of 2011 as we continue to leverage operational improvements in our newly acquired facilities.”

Chris Brogdon, AdCare’s chief acquisition officer, commented: “We’ve put more than 25 facilities under contract since we began our M&A program at the end of 2009, which has established a strong record of achieving what we’ve set out to accomplish. Including the transactions we have announced and are in the process of closing, our annualized revenue run-rate exceeds $175 million. This represents an increase of more than 229% over 2010 and more than 556% over revenues in 2009 when this all began. Given the anticipated improved operations of our new facilities over time, we continue to expect an EBITDAR margin with these facilities -- exclusive of acquisition-related costs -- to be at least 10% going forward.”

“In terms of our M&A pipeline,” added Brogdon, “we continue to see choice opportunities emerging in the southern region of the U.S., as well as around our home base in the Midwest. Our M&A program will remain a major focus for AdCare as we continue through 2011.”

Conference Call and Webcast

The company will hold a conference call to discuss its 2010 financial results later today, March 23, 2011, at 4:30 p.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Wednesday, March 23, 2011

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-800-895-1715

International: 1-785-424-1059

Conference ID#: 7ADCARE

The conference call will be broadcast simultaneously at http://viavid.net/dce.aspx?sid=0000833A and available for replay via the investor section of the company's Web site at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until April 23, 2011:

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 12522

Summary of Closed 2010 and Pending 2011 Transactions

Description	Size	Location	Type	ARR*	Terms	Closing Status

Assisted Living Facility	105 Units	Hoover, AL	Consolidated Variable Interest Entity (CVIE)	Currently $2 million at 59% occupancy	1 yr purchase option, expiring June 2011	Signed Option 6-25. Currently a CVIE
Five Nursing Homes	615 beds	Georgia	Lease	$35 million	10-yr lease	Closed 7-30-10
Three Nursing Homes	280 beds	Georgia	Lease	$15.5 million	10-yr lease (combined with the above)	Closed 9-2-10
Two Nursing Homes	306 beds	Alabama	Purchase	$18 million	Long-term fixed rate loan, USDA guaranteed	Closed 10-1-10
Two Nursing Homes	300 beds	Atlanta, GA	Lease	$21 million	12-yr lease with renewal option	Closed 11-2-10
Nursing Facility	106 beds	Sylva, NC	Purchase	$7.8 million	Long-term fixed rate loan, USDA guaranteed	Closed 12-31-10
Three Nursing Homes	335 beds	Atlanta, GA & Dublin, GA	Purchase	$16.4 million	Long-term fixed rate loan (USDA guaranteed and bank loans)	Closing Expected End of Q1-11
Five Nursing Homes	506 beds	Arkansas & Missouri	Purchase (four) and Lease (one)	$25.0 million	Long-term fixed rate loan (USDA guaranteed and bank loans), one 10-year lease	Closing Expected in Q2-11
Total	2,553			$140.7 million

*AAR= Annualized Revenue Run-rate at the time of purchase/lease or signing, estimated

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare's mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statement can be identified by the use of forward-looking terminology, such as "believes," "expects, " “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, comments by Mr. Gentry that AdCare is well positioned to benefit from the inevitable increase of an aging population, and those by Mr. Brogdon that including the transactions announced and are in the process of closing, the company’s annualized revenue run-rate will exceed $175 million, and given the anticipated improved operations of new facilities over time, the company continues to expect an EBITDAR margin with these facilities -- exclusive of acquisition-related costs -- to be at least 10% going forward. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Use of Non-GAAP Financial Information

Beginning with the reporting of results for the third quarter of 2010, the company has transitioned from reporting solely EBITDA, a term representing net income (loss) before interest income, interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation) to reporting EBITDAR, both of which are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The company defines EBITDAR as net income (loss) before interest income, interest expense, income tax expense, depreciation, amortization (including amortization of non-cash stock-based compensation) and rent cost. EBITDA and EBITDAR should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. EBITDAR is a key measure of AdCare Health Systems’ operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, as well as fixed rent or lease payments of facilities.

The company believes EBITDAR is useful to investors in evaluating their performance, results of operations and financial position for the following reasons:

•

It is helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•

It provides an assessment of controllable expenses and affords management the ability to make decisions, which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•

It is an indication to determine if adjustments to current spending decisions are needed.

AdCare believes that the use of EBITDAR provides a meaningful and consistent comparison of the company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company’s day-to-day operations.

AdCare Health Systems, Inc and Subsidiaries
Reconciliation of Net (Loss) Income to EBITDA and EBITDAR
(Unaudited)

			Three Months
	Three Months Ended		Ended	Year Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010	2009
Net (Loss) Income	(1,165,138)	18,618	(1,643,663)	(2,199,779)	480,346
Interest income	(3,519)	(2,546)	(6,860)	(17,739)	(5,472)
Interest expense	1,352,171	321,898	427,308	2,372,299	1,209,926
Income tax expense	10,642	10,642	10,641	42,567	42,567
Amortization of stock based compensation	193,082	202,845	215,761	840,413	364,107
Depreciation and amortization	498,775	235,892	303,190	1,277,939	918,851
EBITDA	886,013	787,349	(693,623)	2,317,710	3,010,325
Rent expense	1,748,597	142,993	869,443	2,907,530	628,829
EBITDAR	2,634,610	930,342	175,820	5,225,240	3,639,154

Company Contacts

Boyd Gentry, Co-CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	Year Ended
	December 31,
ASSETS	2010	2009
Current Assets:
Cash and cash equivalents	$ 3,911,140	$ 4,481,100
Restricted cash	1,047,454	721,142
Accounts receivable:
Long-term care resident receivables, net	10,943,963	1,929,951
Management, consulting and development receivables, net	271,224	124,761
Prepaid expenses and other	1,243,663	420,793
Total current assets	17,417,444	7,677,747

Restricted cash and investments	3,099,936	1,083,811
Property and equipment, net	37,606,301	16,445,028
Intangibles, net	16,159,845	1,189,307
Goodwill	2,679,482	2,679,482
Escrow deposits for acquisitions	1,725,086	-
Lease deposits	1,670,282	-
Other assets	2,600,530	1,104,046
Total assets	$ 82,958,906	$ 30,179,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 3,633,401	$ 707,935
Accounts payable	3,411,772	1,039,422
Accrued expenses	9,664,325	3,074,057
Total current liabilities	16,709,498	4,821,414

Notes payable and other debt, net of current portion	47,210,995	16,725,472
Derivative liability	2,905,750	-
Other liabilities	1,267,429	344,153
Deferred tax liability	255,141	212,574
Total liabilities	68,348,813	22,103,613

Stockholders' equity:
Preferred stock, no par value; 1,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
29,000,000 shares authorized; 8,349,197 and 5,628,007 shares issued and outstanding	26,611,870	17,571,801
Accumulated deficit	(12,548,870)	(9,805,249)
Total stockholders' equity	14,063,000	7,766,552
Noncontrolling interest in subsidiaries	547,093	309,256
Total equity	14,610,093	8,075,808
Total liabilities and stockholders' equity	$ 82,958,906	$ 30,179,421

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Year Ended
	December 31,
	2010	2009
Revenues:
Patient care revenues	$51,143,381	$24,834,831
Management, consulting and development fee revenue	2,093,334	1,856,269
Total revenue	53,236,715	26,691,100

Expenses:
Payroll and related payroll costs	32,390,302	15,371,150
Other operating expenses	18,313,705	7,998,158
Lease expense	2,907,530	628,829
Depreciation and amortization	1,277,939	918,851
Total expenses	54,889,476	24,916,988

(Loss) Income from Operations	(1,652,761)	1,774,112
Other Income (Expense):
Interest income	17,739	5,472
Interest expense	(2,372,299)	(1,209,926)
Gain on acquisitions, net of acquisition costs	2,446,483	-
Derivative loss	(343,144)	-
Loss on debt extinguishment	(228,203)	-
Other expense	(25,027)	(46,745)
Total other expense	(504,451)	(1,251,199)

(Loss) Income Before Income Taxes	(2,157,212)	522,913
Income Tax Expense	(42,567)	(42,567)
Net (Loss) Income	(2,199,779)	480,346
Net Income Attributable to Noncontrolling Interests	(543,842)	(40,063)
Net (Loss) Income Attributable to AdCare Health Systems	$(2,743,621)	$440,283

Net (Loss) Income Per Share, Basic:	$ (0.40)	$ 0.11
Net (Loss) Income Per Share, Diluted:	$ (0.40)	$ 0.09

Weighted Average Common Shares Outstanding,
Basic	6,879,651	4,113,150
Diluted	6,879,651	4,646,913